SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Air T, Inc.
(Name of Registrant as specified in its charter)
_______________
    (Name of person(s) filing Proxy Statement, if other than Registrant)

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[Corporate Logo]
AIR T, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 30, 2012

To Our Stockholders:

The annual meeting of stockholders of Air T, Inc. (the “Company”) will be held at One Independence Center, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina on Thursday, August 30, 2012 at 10:00 a.m. local time, for the purpose of considering and acting on the following matters:

1.	Elect as directors the ten nominees named in the attached proxy statement to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of Dixon Hughes Goodman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2013; and

3.	To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

Only stockholders of record as of the close of business on July 10, 2012 are entitled to notice of and to vote at the annual meeting and adjournments thereof.  You may examine a list of those stockholders at our principal executive offices at 3524 Airport Road, Maiden, North Carolina 28650, during the 10-day period preceding the annual meeting.  Each share of our outstanding common stock will entitle the holder to one vote on each matter that properly comes before the annual meeting.

The accompanying proxy statement provides you with a summary of the proposals on which our stockholders will vote at the annual meeting.  We encourage you to read this entire document before voting.

Your vote is important no matter how large or small your holdings may be.  To ensure your representation at the meeting, please complete, sign, date and return your enclosed proxy card as soon as possible in the postage-paid envelope provided.  If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares, and the vote cannot be cast unless you provide instructions to your broker.  You should follow instructions provided by your broker regarding how to instruct your broker to vote your shares. If you choose to attend the annual meeting, you may revoke your proxy and personally cast your votes at the annual meeting.

     The 2012 annual report of the Company also accompanies this notice.

                 By Order of the Board of Directors
               /s/ John Parry
               John Parry
                Secretary

July 20, 2012

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

Copies of this Notice, the Proxy Statement following this Notice and the Annual Report to Stockholders that is being mailed with this Notice are available at www.airt.net/shareholderdirect.html.

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[Corporate Logo]
Air T, Inc.
3524 Airport Road
Maiden, North Carolina 28650
Telephone (828) 464-8741

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of Air T, Inc. (referred to as the “Company”) in connection with the annual meeting of stockholders of the Company to be held on Thursday, August 30, 2012 at 10:00 a.m. at One Independence Center, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina.  The proxy is for use at the meeting if you do not attend or if you wish to vote your shares by proxy even if you do attend.  You may revoke your proxy at any time before it is exercised by

•	giving a written notice of revocation to the Secretary of the Company,

•	submitting a proxy having a later date, or

•	appearing at the meeting and requesting to vote in person.

All shares represented by valid proxies and not revoked before they are voted will be voted as specified. If no specification is made, proxies will be voted “FOR” electing all nominees for director listed on the proxy in Item 1, and “FOR” ratifying Dixon Hughes Goodman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013.  After the deadline for submission of stockholder proposals for inclusion in the Company’s proxy statement and accompanying proxy, the Company received notice from an individual of his intention to attend the annual meeting and introduce a proposed resolution for a stockholder vote that requests that the Board of Directors “eliminate” the Stockholder Rights Agreement adopted by the Company on March 26, 2012.  In this proxy statement, we refer to this potential stockholder proposal as the “Potential Stockholder Proposal.” The individual did not indicate that he intended to solicit proxies with respect to this proposal.  It is the intention of the persons named in the accompanying proxy to vote such proxy against the Potential Stockholder Proposal if it is presented at the annual meeting.  For more information regarding the Potential Stockholder Proposal, see the section of this proxy statement entitled “Potential Stockholder Proposal.”

The Board of Directors knows of no matters, other than those stated above, to be presented for consideration at the annual meeting.  If, however, other matters properly come before the annual meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment on any such matters.  The persons named in the accompanying proxy may also, if it is deemed advisable, vote such proxy to adjourn the annual meeting from time to time, including if there is not a quorum on the date set for the annual meeting.

This proxy statement, the enclosed proxy card and the Company’s 2012 Annual Report to Stockholders are being first mailed to our stockholders on or about July 20, 2012.  The Annual Report does not constitute “soliciting material” and is not to be deemed “filed” with the Securities and Exchange Commission.

The Company will pay the costs of preparing this proxy statement and of soliciting proxies in the enclosed form.  Our officers, directors and employees may solicit proxies personally, by telephone, mail or facsimile, or via the Internet.  These individuals will not receive any additional compensation for their solicitation efforts.  You may also be solicited by means of press releases issued by the Company, postings on our website, www.airt.net, and advertisements in periodicals. We have engaged Morrow & Co., LLC to assist in the solicitation of proxies for a services fee and the reimbursement of customary disbursements that together are not expected to exceed $10,000 in the aggregate.  In addition, upon request we will reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding voting materials to their customers who are beneficial owners and in obtaining voting instructions.

VOTING SECURITIES

Only stockholders of record at the close of business on July 10, 2012 will be entitled to vote at the annual meeting or any adjournment or adjournments thereof.  The number of outstanding shares entitled to vote at the stockholders meeting is 2,446,286.  The presence of a majority of the outstanding shares of the Company’s Common Stock, par value $.25 per share (the “Common Stock”), represented in person or by proxy at the meeting will constitute a quorum necessary to conduct business at the meeting.

If you are a beneficial shareholder and your broker holds your shares in its name, your broker may vote your shares on the ratification of the appointment of our independent registered public accounting firm, even if the broker does not receive voting instructions from you.  However, your broker cannot vote your shares on the election of directors if you do not timely provide instructions for voting your shares.  Shares not voted by brokers in such an instance are referred to a “broker non-votes.”

Directors will be elected by a plurality of the votes cast.  Cumulative voting is not allowed.  Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors.  The ratification of independent registered public accounting firm, or any other business coming before the meeting, requires the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote.  On such matters, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on votes on these matters.

If you have any questions about voting or if you require assistance, please contact the Company’s proxy solicitor:

MORROW & CO., LLC
470 West Avenue
Stamford, CN 06902

Shareholders, please call toll free (800) 607-0088
Banks and Brokerage Firms, please call (203) 658-9400

CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

The following table sets forth information regarding the beneficial ownership (determined in accordance with Rule 13d-3 of the Securities and Exchange Commission) of shares of Common Stock, par value $.25 per share, of the Company as of June 1, 2012 by each person that beneficially owns five percent or more of the shares of Common Stock.  Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership as of June 1, 2012	Percent Of Class
Common Stock, par	AO Partners I, L.P. (1)	300,738	12.3%
value $0.25 per share	3033 Excelsior Blvd., Suite 560
	Minneapolis, MN 55416

Common Stock, par	FMR LLC et al. (2)	242,988	9.9%
value $0.25 per share	82 Devonshire Street
	Boston, MA 02109

Common Stock, par	Walter Clark (3)	143,627	5.8%
value $0.25 per share	P.O. Box 488
	Denver, NC 28650

_____________________________

(1)
Based solely on a Schedule 13D/A filed by AO Partners I, L.P. (“AO Partners Fund”), AO Partners, LLC (“AO Partners”) and Nicholas J. Swenson on May 21, 2012, reporting information as of May 21, 2012, that indicates that each of Nicholas J. Swenson, AO Partners and AO Partners Fund is the beneficial owner of 300,738 shares.  Such Schedule 13D/A reports that Mr. Swenson is the managing member of AO Partners, which is a general partner in AO Partners Fund.

(2)
Based solely on a Schedule 13G filed by FMR LLC (“FMR”), Fidelity Management & Research Company (“Fidelity Management”), Fidelity Low-Priced Stock Fund (“Fidelity Fund”) and Edward C. Johnson 3d on February 14, 2011, reporting information as of December 31, 2010, that indicates that Fidelity Management, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 242,988 as a result of acting as investment adviser to Fidelity Fund which owns such shares.  The Schedule 13G further indicates that Edward C. Johnson 3d, the Chairman of FMR, and FMR, through its control of Fidelity Management, and the Fidelity Fund each has sole power to dispose of the 242,988 shares owned by the Fidelity Fund and that neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Fund, which power resides with the Fidelity Fund’s Boards of Trustees.

(3)	Includes 50,000 shares which Mr. Clark has the right to acquire within 60 days through the exercise of stock options.

PROPOSAL 1 -- ELECTION OF DIRECTORS

Under the Company’s certificate of incorporation and by-laws, directors are elected at each annual meeting and hold office until their respective successors are elected and have qualified.  The number of directors constituting the Board of Directors has been set at ten by a resolution adopted by the Board of Directors pursuant to the Company’s by-laws.  Accordingly, up to ten directors may be elected at the annual meeting.  All of the incumbent directors were elected by the stockholders at the last annual meeting.

The following sets forth certain information with respect to the individuals who are nominated by the Board of Directors, upon recommendation of its Nominating Committee, for election to the Board of Directors at the annual meeting.  Each of the following is currently a director of the Company, other than Nicholas J. Swenson.  The nomination of Mr. Swenson for election as a director was recommended to the Board of Directors by a stockholder, AO Partners I, L.P.  Mr. Parry is the Company’s Chief Financial Officer and his employment agreement requires that he continue to be considered by the Nominating Committee of the Board of Directors for nomination for election as a director for so long as he continues to serve as the Company’s Chief Financial Officer.

The Board of Directors believes that the Board as a whole should encompass a range of skill and expertise enabling it to provide sound guidance with respect to the Company’s operations and interests.  In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our businesses.  The Company’s policy is to have at least a majority of Directors qualify as “independent”, but has historically included several senior executive officers on the Board of Directors to facilitate a free flow of information between these officers and the independent directors.

The Nominating Committee is charged with identifying candidates for election to the Board of Directors; reviewing their skills, characteristics and experience; and recommending nominees to the Board for approval.  The Nominating Committee seeks directors with experience in areas relevant to the Company’s businesses.  The Nominating Committee also seeks other key attributes that are important to an effective board: integrity and high ethical standards; sound judgment; analytical skills; and the commitment to devote the necessary time and energy to the service on the Board and its Committees.

The Company does not have a formal policy with regard to the consideration of diversity in identifying Director Nominees, but the Nominating Committee strives to nominate Directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s businesses.

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board.  The Board has determined that having the Company’s Chief Executive Officer serve as Chairman is in the best interests of the Company’s shareholders at this time.  This structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry, as well as fostering greater communication between the Company’s management and the Board.  The Board has not historically had, and does not currently have, a director designated to serve as lead independent director.

The nominees provided the following information about themselves as of April 15, 2012.  Additionally, for each nominee we have disclosed the particular experience, qualifications, attributes, or skills that led the Board to conclude that the nominee should serve as a director.

The Board of Directors recommends a vote “FOR” all of the nominees listed below for election as directors (Item 1 on the enclosed proxy card).

Walter Clark, age 55, has served as Chairman of the Board of Directors of the Company and Chief Executive Officer since April 1997.  Mr. Clark also serves as a director of Mountain Air Cargo, Inc. (“MAC”) and CSA, Air, Inc. (“CSA”), subsidiaries of the Company, and as the Chief Executive Officer of MAC, Executive Vice President of Global Ground Support, LLC (“GGS”) and Global Aviation Services, LLC (“GAS”), other subsidiaries of the Company, and President of CSA.  Mr. Clark was elected a director of the Company in April 1996.  Mr. Clark was self-employed in the real estate development business from 1985 until April 1997.

The Board believes that Mr. Walter Clark’s experience as Chief Executive Officer of the Company provides the Board with unique insight regarding Company-wide issues.  This experience, as well as in his role as Chairman of the Board, assist the Board in evaluating the Company’s business, risks and opportunities and in developing its long-term strategy.

John Parry, age 54, has served as Vice President-Finance and Chief Financial Officer of the Company since November 2006 and as a director of the Company since September 2007.  Mr. Parry also serves as Vice-President, Secretary/Treasurer and a director of MAC and CSA, Chief Financial Officer of MAC, GGS and GAS and as Vice President-Finance, Treasurer and Secretary of GGS and GAS.  Mr. Parry is a Certified Public Accountant and served as Chief Financial Officer and a director for Empire Airlines, Inc., a privately held FedEx feeder airline, from 2001 until joining the Company.

The Board believes that Mr. Parry’s experience as Chief Financial Officer of the Company provides the Board with valuable insight on financial and accounting matters affecting the Company and expertise regarding accounting and financial matters generally.

William H. Simpson, age 65, has served as Executive Vice President of the Company since June 1990, as Vice President from June 1983 to June 1990, and as a director of the Company since June 20, 1985.  Mr. Simpson is also the President and a director of MAC, the Chief Executive Officer and a director of CSA and Executive Vice President of GGS.

Mr. Simpson’s long experience with the Company’s air cargo operations, including as President of MAC, along with his knowledge of and direct relationship with the Company’s air cargo customer, provides the Board of Directors with insight into and valuable judgment regarding this important segment of the Company’s business.

Sam Chesnutt, age 77, was first elected a director of the Company in August 1994.  Mr. Chesnutt serves as President of Sam Chesnutt and Associates, an agribusiness consulting firm, and also serves as a partner of Hillendale-Gettyburg, LP and PSA Farms, LLC, which are agricultural businesses.  From November 1988 to December 1994, Mr. Chesnutt served as Executive Vice President of AgriGeneral Company, L.P., an agribusiness firm.  Mr. Chesnutt also is licensed as a multiengine, instrument-rated, commercial pilot.

Mr. Chesnutt’s management experience with a number of businesses provides the Board with relevant expertise and diversity of industry background.  Mr. Chesnutt’s long service on the Company’s Board of Directors and on its audit and other committees provides a long-term perspective and developed knowledge of the Company and its business.

Allison T. Clark, age 56, has served as a director of the Company since May 1997.  Mr. Clark has been self-employed in the real estate development business since 1987.
In considering the nomination of Mr. Allison Clark, the Board noted his long tenure on the Board of Directors and resultant familiarity with the Company’s business, operations, risks and opportunities, as well as his family’s historically significant ownership interest in the Company and long history of involvement in the Company’s management.  Allison Clark and Walter Clark are brothers.

John J. Gioffre, age 68, was elected as director of the Company in January 2010.  Mr. Gioffre previously served as Vice President-Finance and Chief Financial Officer of the Company from April 1984 and as Secretary/Treasurer of the Company from June 1983 until his retirement from the Company in December 2006.  Mr. Gioffre also previously served as a director of the Company from March 1987 through December 2006.

Mr. Gioffre, as the former long-time Chief Financial Officer of the Company, brings an understanding of the Company’s operating, accounting and financial issues unique among our independent directors.  He provides substantial accounting oversight expertise and qualifies as an audit committee financial expert under applicable rules of the Securities and Exchange Commission.

George C. Prill, age 89, has served as a director of the Company since June 1982, as Chief Executive Officer and Chairman of the Board of Directors from August 1982 until June 1983, and as President from August 1982 until spring 1984.  From November 1992 until 2001, Mr. Prill served as Editorial Director for General Publications, Inc., a publisher of magazines devoted to the air transportation industry including GSE Today, an international publication covering airline ground support equipment and services, and the conference manager of GSE EXPO, a trade show for a the aviation ground support equipment and service industries held annually in Las Vegas.  From 2001 to 2005, he continued his involvement with GSE Today and the GSE EXPO as a consultant to Cygnus Corporation, which acquired General Publications, Inc. in 2001.  Since 1979, Mr. Prill has served as President of George C. Prill & Associates, Inc., which performs consulting services for the aerospace and airline industry.  Mr. Prill has served as President of Lockheed International Company, as Assistant Administrator of the FAA, as Chairman of the Charlottesville, Virginia Airport Commission, as a Senior Vice President of the National Aeronautic Association and Chairman of the Aerospace Industry Trade Advisory Committee.

Mr. Prill’s long and varied career in aviation-related industries, governmental agencies and trade organizations offers the Board a broader perspective of aviation-related opportunities that the Company may pursue, as well as an awareness of broader developments in the markets in which the Company competes, particularly regarding ground support equipment and services, important segments of the Company’s business.  Mr. Prill’s long-standing service on the Company’s Board of Directors and his broad aviation-related experiences uniquely qualify him for service on the Board.

Nicholas J. Swenson, age 43, is a private investor and the founder and managing member of Groveland Capital, LLC, an investment management firm, and is also the managing member of AO Partners, LLC which is the general partner of AO Partners I, L.P., an investment fund.  Prior to founding Groveland Capital, LLC in March 2009, Mr. Swenson served a portfolio manager and partner of Whitebox Advisors, LLC, an investment management firm, since September 2001.

The Board of Directors anticipates that Mr. Swenson’s financial, analytical and investment experience and skills will provide the Board of Directors with additional expertise in these areas, and that as a representative of the Company’s largest stockholder, he will provide additional stockholder perspectives to the Board of Directors.

Dennis A. Wicker, age 60, has served as a director of the Company since October 2004.  Mr. Wicker has been a partner in the law firm of Nelson Mullins Riley & Scarborough, LLP in its Raleigh, North Carolina office since November 2009.  From April 2008 until November 2009, he was a partner in the law firm of SZD Wicker, LPA.  From 2001 until 2008, Mr. Wicker was a partner in the Raleigh, North Carolina office of the law firm of Helms Mulliss & Wicker, PLLC.  He served as Lt. Governor of the State of North Carolina from 1993 to 2001.  From 1981 to 1993, Mr. Wicker was a member of the North Carolina House of Representatives, including four years as House Majority Leader.  Mr. Wicker is a member of the boards of directors of Coca-Cola Bottling Co. Consolidated (where he serves as lead independent director) and First Bancorp.  Mr. Wicker is a member of the Advisory Council of the College of Management of North Carolina State University and has served as Chairman of the State Board of Community Colleges and as Chairman of North Carolina’s Technology Council.

Mr. Wicker’s leadership skills, legal background and experiences in government and on the boards of directors and committees of other publicly traded companies, provides the Board an important diversity of expertise, particularly regarding matters of risk analysis, corporate governance and government relations.

J. Bradley Wilson, age 59, has served as a director of the Company since September 2005.  Mr. Wilson serves as President and Chief Executive Officer of Blue Cross and Blue Shield of North Carolina, a health benefits company.  He joined Blue Cross and Blue Shield of North Carolina in December 1995 and previously served as Chief Operating Officer, Executive Vice President, Chief Administrative Officer, Senior Vice President and General Counsel until his appointment as President and Chief Executive Officer in February 2010.  Prior to joining Blue Cross and Blue Shield of North Carolina, Mr. Wilson served as General Counsel to Governor James B. Hunt, Jr. of North Carolina and in private practice as an attorney in Lenoir, North Carolina.  Mr. Wilson is a director of Blue Cross and Blue Shield of North Carolina.  He currently serves on the Board of Governors of the University of North Carolina and is a past Chairman of that board and he previously served as Chairman and on the Board of Directors of the North Carolina Railroad Company.  He also serves on the boards of directors of the Blue Cross and Blue Shield of North Carolina Foundation, the North Carolina Institute of Medicine and the Long-Term Care Association Foundation and previously served as a member of the North Carolina Board of Transportation and the North Carolina Aeronautics Council.

Mr. Wilson provides the Board with significant leadership and management experience through his long service as an executive officer, including as the Chief Executive Officer, of Blue Cross and Blue Shield of North Carolina and in his experience in government as General Counsel to the Governor, with responsibility for managing the legal department within the Governor’s Office, and leadership roles on the Board of Governors of the University of North Carolina and on civic and charitable boards.

Director Compensation

During the fiscal year ended March 31, 2012, each outside director received a director’s fee of $1,000 per month and an attendance fee of $500 paid to outside directors for each meeting of the Board of Directors or a committee thereof.  Commencing April 1, 2006, members of the Audit Committee received, in lieu of the $500 meeting fee, a monthly fee of $500, while the Chairman of the Audit Committee received a monthly fee of $700.  Pursuant to the Company’s 2005 Equity Incentive Plan (the “Plan”), upon stockholder approval of the Plan, each director who was not an employee of the Company received an option to purchase 2,500 shares of Common Stock at an exercise price of $10.15 per share (the closing bid price per share on the date of stockholder approval of the Plan.)  The Plan provides for a similar option award to any non-employee director thereafter first elected by the stockholders to the Board of Directors, with such options having an exercise price equal to closing bid price per share on the date of the election.  Such options vest one year after the date they were granted and expire ten years after the date they were granted.  All outstanding options under the Plan have vested.

The following table sets forth the compensation paid to each of the Company’s non-employee directors in the fiscal year ended March 31, 2012.

Name	Fees Earned or Paid in Cash	Total
Sam Chesnutt	$22,500	$22,500
Allison T. Clark	$16,000	$16,000
John J. Gioffre	$24,900	$24,900
George C. Prill	$22,000	$22,000
Dennis A. Wicker	$16,500	$16,500
J. Bradley Wilson	$16,000	$16,000

Committees of the Board of Directors

The Board of Directors has four standing committees:  the Audit Committee, the Compensation Committee, the Nominating Committee and the Executive Committee.

The Audit Committee consists of Messrs. Gioffre, Chesnutt and Prill, with Mr. Gioffre serving as chairman.  The Audit Committee met five times during the fiscal year.  The authority and responsibilities of the Audit Committee are set forth in a charter adopted by the Board of Directors.  A copy of the current Charter is available on the Company’s website (www.airt.net) under the Shareholder Information Section.  The principal functions of the Audit Committee, included in the charter, are to select and retain the firm of independent auditors to serve the Company each fiscal year, to review and approve the scope, fees and results of the audit performed by the independent auditors, to review the adequacy of the Company’s system of internal accounting controls, to review and periodically discuss with the independent auditor all significant relationships that may affect the auditor’s independence, to meet at least quarterly to review the Company’s financial results with management and the independent auditors prior to the release of quarterly financial information, to prepare and issue to the Board of Directors annually a summary report suitable for submission to the stockholders, to discuss with management and the independent auditor policies with respect to risk assessment and risk management, significant risks or exposures of the Company and the steps that have been taken to minimize such risks, and to establish procedures for the receipt, retention and treatment of complaints regarding accounting internal controls and auditing matters, including confidential, anonymous submissions by employees.  The Company has certified to NASDAQ the Company’s compliance with NASDAQ’s audit committee charter requirements and compliance with the audit committee structure and composition requirements.  In addition, the Board of Directors has determined that John J. Gioffre is an “audit committee financial expert,” as that term is defined under the rules of the Securities and Exchange Commission.

The Compensation Committee consists of Messrs. Chesnutt, Prill and Wicker, with Mr. Chesnutt serving as chairman.    The Compensation Committee does not have a charter.  The functions of the Compensation Committee include establishing policies for the compensation of the Company’s executive officers and determining the types and amounts of remuneration to be paid to the Company’s executive officers.  The Compensation Committee did not meet during the fiscal year.

The Nominating Committee consists of Messrs. Wicker, Chesnutt and Gioffre, with Mr. Wicker serving as chairman.  The Nominating Committee is responsible for evaluating potential nominees for election as directors and recommending nominees to the Board of Directors, as well as recommending the functions and the membership of the committees of the Board of Directors.  The charter of the Nominating Committee is available on the Company’s website under the Shareholder Information Section.  The Nominating Committee met once during the fiscal year.

The Executive Committee consists of Messrs. Walter Clark, Chesnutt and Prill, with Mr. Clark serving as chairman.  The Executive Committee is authorized to exercise the powers of the Board of Directors between meetings of the Board of Directors to the extent permitted by Delaware law and not otherwise specifically delegated to another committee.  The Executive Committee did not meet during the fiscal year.

Director Independence

The Board of Directors has determined that none of the nominees for election to the Board of Directors other than Messrs. Walter Clark, Parry and Simpson (all members of management) and Mr. Allison Clark (who is Mr. Walter Clark’s brother) has any relationship that, in the Board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these individuals is “independent” within the meaning of rules of the NASDAQ Capital Market.  All of the members of the Company’s Audit Committee, Compensation Committee and Nominating Committee are independent directors under these standards.  In addition, the Board of Directors has determined that the members of the Audit Committee meet the heightened standards of independence applicable to members of an audit committee.

Board’s Role in Risk Oversight

As discussed above, the Audit Committee assists the Board with respect to risk assessment and risk management, including monitoring significant risks or exposures of the Company and the steps that have been taken to minimize such risks.  The Audit Committee is comprised entirely of independent directors.  In addition, the Audit Committee is charged with monitoring the Company’s “whistleblower hotline” which permits complaints or concerns regarding legal compliance, accounting, internal controls and auditing matters to be submitted by interested persons, including employees, confidentially and anonymously.

Attendance of Meetings

During the fiscal year ended March 31, 2012, the Board of Directors met eight times.  Each of the directors attended at least 75% of all of the meetings of the Board of Directors and committees thereof on which such director served during such period.  The Company does not have a policy with respect to attendance of members of the Board of Directors at the annual meeting of stockholders.  Historically, few, if any, stockholders have attended the Company’s annual meeting of stockholders other than stockholders who are also officers of the Company.  Three members of the Board of Directors, two of whom are also officers of the Company, attended the annual meeting of stockholders held in 2011.

Director Qualifications and Nominations

The Nominating Committee has adopted a policy that candidates nominated for election or re−election to the Board of Directors generally should meet the following qualifications:

•	candidates should possess broad training and experience at the policy−making level in business, government, education, technology or philanthropy;

•
candidates should possess expertise that is useful to the Company and complementary to the background and experience of other members of the Board of Directors, so that an optimum balance in Board membership can be achieved and maintained;

•	candidates should be of the highest integrity, possess strength of character and the mature judgment essential to effective decision making;

•	candidates should be willing to devote the required amount of time to the work of the Board of Directors and one or more of its committees;

•	candidates should be willing to serve on the Board of Directors over a period of several years to allow for the development of sound knowledge of the Company and its principal operations; and

•	candidates should be without any significant conflict of interest or legal impediment with regard to service on the Board of Directors.

When a vacancy exists on the Board of Directors, the Nominating Committee seeks out appropriate candidates, principally by canvassing current directors for suggestions.  The Nominating Committee evaluates candidates on the basis of the above qualifications and other criteria that may vary from time to time.  The Nominating Committee does not have a formal policy on the consideration of director candidates recommended by stockholders.  The Board of Directors believes that such a formal policy is unnecessary and that the issue is more appropriately dealt with on a case−by−case basis.

There have been no changes to the procedures by which security holders may recommend nominees to the Company’s Board of Directors since the date of the Company’s proxy statement for its annual meeting of stockholders held on September 1, 2011.

Director and Executive Officer Stock Ownership

The following table sets forth information regarding the beneficial ownership of shares of Common Stock of the Company by each director of the Company and by all directors, nominees and executive officers of the Company as a group as of June 1, 2012.  Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
		Shares and Percent of Common Stock Beneficially Owned as of June 1, 2011
Name	Position with Company	No. of Shares		Percent
Walter Clark	Chairman of the Board and Chief Executive Officer	143,627	(1)	5.8%
John Parry	VP-Finance, Chief Financial Officer, Secretary, Treasurer and Director	16,502	(1)	*
William H. Simpson	Executive Vice President and Director	31,604	(1)	1.3%
Sam Chesnutt	Director	2,500	(1)	*
Allison T. Clark	Director	23,000	(1)	*
John J. Gioffre	Director	5,027	(1)	*
George C. Prill	Director	3,500	(1)	*
Nicholas J. Swenson	Director Nominee	300,738		12.3%
Dennis Wicker	Director	3,500	(1)	*
J. Bradley Wilson	Director	2,500	(1)	*
All directors, nominees and executive officers as a group (9 persons)		532,498		20.8%

________________________

*           Less than one percent.
(1)
Includes shares which the following executive officers and non-employee directors have the right to acquire within 60 days through the exercise of stock options issued by the Company: Mr. Walter Clark, 50,000 shares; Mr. Parry, 15,000 shares; Mr. Simpson, 30,000 shares; Mr. Chesnutt, 2,500 shares; Mr. Allison Clark, 2,500 shares; Mr. Gioffre, 2,500 shares; Mr. Prill, 2,500 shares; Mr. Wicker, 3,500 shares; Mr. Wilson, 2,500 shares; all directors and executive officers as a group, 111,000 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely on review of the copies of reports under Section 16(a) of the Securities Exchange Act of 1934 that have been furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2012 all executive officers, directors and greater than ten-percent beneficial owners have complied with all applicable Section 16(a) filing requirements, except that Mr. Simpson was late in filing one report on Form 4 regarding his sale of 400 shares.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth a summary of the compensation paid during each of the two most recent fiscal years to the Company’s Chief Executive Officer and to the two other most highly compensated executive officers as of March 31, 2012.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Option Awards ($)	Non-equity Incentive Plan Compensation ($) (2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Walter Clark	2012	256,000	-	47,172	-	23,788	(3)	$326,960
Chairman of the Board and	2011	256,000	-	80,411	-	14,276	(3)	$350,687
Chief Executive Officer

John Parry	2012	179,600	-	35,379	-	17,133	(4)	$232,112
Director, VP-Finance,	2011	170,900	-	60,308	-	14,504	(4)	$245,712
Treasurer, Secretary and
Chief Financial Officer

William H. Simpson	2012	246,000	-	47,172	-	18,695	(5)	$311,867
Director and Executive	2011	246,000	-	80,411	-	16,894	(5)	$343,305
Vice President

________________________

(1)      Includes annual director fees of $6,000 each for Mr. Clark, Mr. Parry and Mr. Simpson.

(2)        Pursuant to their employment agreements, Mr. Clark and Mr. Simpson are entitled to receive incentive compensation equal to two percent (2%) of the earnings before income taxes or extraordinary items reported each year by the Company in its Annual Report on Form 10-K. Mr. Parry is entitled to receive incentive compensation equal to one and one-half percent (1.5%) of the earnings before income taxes or extraordinary items.  This compensation is paid out in June following the fiscal year end.

(3)      For fiscal 2012, includes $6,888 for Company matching contributions under the Air T, Inc. 401(k) Retirement Plan, $7,600 for personal use of corporate airplane, $4,800 for auto allowance and $4,500 for personal auto expenses.  For fiscal 2011, includes $5,114 for Company matching contributions under the Air T, Inc. 401(k) Retirement Plan, $3,112 for personal use of corporate airplane, $4,800 for auto allowance and $1,250 for personal auto expenses.

(4)      For fiscal 2012, includes, $5,233 for Company matching contributions under the Air T, Inc. 401(k) Retirement Plan, $4,800 for auto allowance and $7,100 for personal auto expenses.  For fiscal 2011, includes, $5,134 for Company matching contributions under the Air T, Inc. 401(k) Retirement Plan, $4,800 for auto allowance and $4,570 for personal auto expenses.

(5)      For fiscal 2012, includes $5,795 for Company matching contributions under the Air T, Inc. 401(k) Retirement Plan, $4,800 for auto allowance, $4,300 for personal auto expenses and $3,800 for country club dues. For fiscal 2011, includes $5,114 for Company matching contributions under the Air T, Inc. 401(k) Retirement Plan, $4,800 for auto allowance, $3,200 for personal auto expenses and $3,780 for country club dues.

On August 15, 2006, the Company awarded Mr. Clark and Mr. Simpson options to acquire, respectively, 50,000 and 30,000 shares of common stock.  The exercise price of these options is $8.29 per share.  On December 6, 2006, the Company awarded Mr. Parry options to acquire 15,000 shares of common stock.  The exercise price of these options is $9.30 per share.  These options became vested and exercisable in three equal annual installments beginning with the date of grant, or if earlier, upon a change of control of the Company or the date the employee terminates employment due to death, disability or retirement.  The options expire ten years following the date of grant or, if earlier, one year from the date the executive officer terminates employment due to death, disability or retirement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE
	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Walter Clark	50,000	-	(2)	$8.29	08/15/2016
John Parry	15,000	-	(3)	$9.30	12/06/2016
William H. Simpson	30,000	-	(2)	$8.29	08/15/2016

________________________

(1)
All option awards were made under the Company’s 2005 Equity Incentive Plan.  Under the terms of the plan, option awards were made without any corresponding transfer of consideration from the recipients.

(2)	Stock options vested at the rate of 33-1/3% per year with vesting dates of 08/15/07, 08/15/08 and 08/15/09.

(3)	Stock options vested at the rate of 33-1/3% per year with vesting dates of 12/06/07, 12/06/08 and 12/06/09.

Executive Officer Employment Agreements

Chief Executive Officer.  On July 8, 2005, the Company entered into an employment agreement with Walter Clark to provide for his continued employment as the Company’s Chief Executive Officer.  The agreement has an initial term of two years and renews for successive additional one-year periods on each anniversary of the date of the agreement unless either the Company or Mr. Clark gives notice of non-renewal within 90 days prior to that anniversary date.  The agreement provides for an annual base salary of $200,000, subject to increases as subsequently determined by the Company’s Board of Directors or its Compensation Committee.  In addition, the agreement provides for annual bonus compensation equal to 2% of the Company’s consolidated earnings before income taxes and extraordinary items as reported by the Company in its Annual Report on Form 10-K.  Under the agreement, Mr. Clark is entitled to participate in the Company’s general employee benefit plans, to receive four weeks of vacation per year, to receive a monthly automobile allowance of $400 plus reimbursement for fuel, repair expense and insurance for his primary automobile upon presentation of documentation in accordance with the Company’s expense reimbursement policies and to use corporate passenger aircraft for personal use, with the requirement that he reimburse the Company for its costs in connection with his personal use of the aircraft to the extent those costs exceed $50,000 in any fiscal year.

Other Executive Officers.  Effective January 1, 1996, the Company entered into an employment agreement with William H. Simpson, an Executive Vice President of the Company.  In the absence of any notice from one party to the other to terminate automatic extensions of the term of the agreement, the agreement is automatically extended each December 1 so that upon each automatic extension the remaining term of the agreement is three years and four months.  The agreement provided for an initial annual base salary of $165,537, which was subsequently increased and is subject to further increases as determined by the Compensation Committee.  In addition, the agreement provides for annual bonus compensation equal to 2% of the Company’s consolidated earnings before income taxes and extraordinary items as reported by the Company in its Annual Report on Form 10-K.  Under the agreement, Mr. Simpson is entitled to participate in the Company’s general employee benefit plans, to receive four weeks of vacation per year and to receive a monthly automobile allowance of $400 plus reimbursement for fuel, repair expense and insurance for his primary automobile upon presentation of documentation in accordance with the Company’s expense reimbursement policies.

The agreement provided that upon the Mr. Simpson’s retirement he would be entitled to receive an annual benefit equal to $75,000, reduced by three percent for each full year that his retirement precedes the date he reaches age 65.  The retirement benefits under this agreement were to be paid, at Mr. Simpson’s election in the form of a single life annuity or a joint and survivor annuity or a life annuity with a ten-year period certain.  In the alternative, Mr. Simpson could elect to receive the entire retirement benefit in a lump sum payment equal to the then present value of the benefit based on standard insurance annuity mortality tables and an interest rate equal to the 90-day average of the yield on ten-year U.S. Treasury Notes.

Mr. Simpson’s employment agreement was amended in December 2008 deleting the provisions providing for certain payments to be made to Mr. Simpson upon his retirement and replacing them with an obligation for the Company to pay Mr. Simpson in July 2009 an amount designed to equal the amount that he would have been entitled to receive under the prior agreement provisions if he were to retire in July 2009 and elect to receive payment in a lump sum.  The amendment eliminates the incentive for Mr. Simpson to retire early in order to receive these vested benefits under the employment agreement.  The balance due of $942,000 was paid to Mr. Simpson in July 2009.

Effective October 6, 2006, the Company entered into an employment agreement with John Parry, Chief Financial Officer of the Company, which provides for a three-year term of employment under the terms of that agreement.  The agreement provides for annual bonus compensation equal to 1.5% of the Company’s consolidated earnings before income taxes as reported by the Company in its Annual Report on Form 10-K.  Under the agreement, Mr. Parry is entitled to participate in the Company’s general employee benefit plans, to receive four weeks of vacation per year and to receive a monthly automobile allowance of $400 plus reimbursement for fuel, repair expense and insurance for his primary automobile upon presentation of documentation in accordance with the Company’s expense reimbursement policies.

Severance and Change-in-control Provisions.  Mr. Clark’s employment agreement provides that the Company may terminate Mr. Clark’s employment at any time and for any reason.  However, if the Company terminates Mr. Clark’s employment other than for “disability” or “cause,” both as defined in the agreement, the Company is obligated to continue to pay Mr. Clark his then-current base salary for a period of two and one-half years, or at its election the Company can pay this amount in one lump-sum payment at the net present value of those payments, calculated by assuming an 8% discount rate.  In addition, during that two and one-half year period the Company must continue to provide to Mr. Clark all health and welfare benefits as existed on the date of termination of Mr. Clark’s employment or, in the event that continuation of health benefits are not permitted under the Company’s health insurance policies, to pay for COBRA health insurance coverage.  Mr. Clark is entitled to terminate his employment under the agreement at any time and for any reason.  However, following a “change in control” of the Company, as defined in the agreement, if Mr. Clark terminates his employment for “good reason,” which is defined in the agreement and includes a substantial reduction in responsibilities, relocation, increased travel requirements and adverse changes in annual or long-term incentive compensation plans, he is entitled to receive the same base salary payments and continued health and welfare benefits as described above.  The agreement provides that these base salary payments and continued health and welfare benefits are Mr. Clark’s sole remedy in connection with a termination of his employment.

Mr. Simpson’s employment agreement provides that if the Company terminates his employment other than for “cause” (as defined in the agreement), he will be entitled to receive a lump sum cash payment equal to the amount of base salary payable for the remaining term of the agreement (at the then current rate) plus one-half of the maximum incentive bonus compensation that would be payable if he continued his employment through the date of the expiration of the agreement (assuming for such purposes that the amount of incentive bonus compensation would be the same in the remaining period under the agreement as was paid for the most recent year prior to termination of employment).  The agreement further provides that if any payment on termination of employment would not be deductible by the Company under Section 280G(b)(2) of the Internal Revenue Code, the amount of such payment would be reduced to the largest amount that would be fully deductible by the Company.  Mr. Simpson’s employment agreement automatically renews for a one-year term each March 31 unless he or the Company’s Board of Directors gives notice of termination by December 1 of the prior year.

Mr. Parry’s employment agreement provides that if the Company terminates Mr. Parry’s employment other than for “cause” (as defined in the agreement), Mr. Parry is entitled to receive his base salary for a period of twelve months and a pro-rated incentive bonus for that fiscal year.  In addition, during that twelve month period the Company must continue to provide to Mr. Parry continued group health benefits as existed on the date of termination of Mr. Parry’s employment or, in the event that continuation of health benefits are not permitted under the Company’s health insurance policies, to pay for COBRA health insurance coverage.

401(k) Plan.  The Company sponsors the Air T, Inc. 401(k) Plan (the “Plan”), a tax-qualified Internal Revenue Code Section 401(k) retirement savings plan, for the benefit of substantially all of its employees, including its executive officers.  The Plan encourages saving for retirement by enabling participants to make contributions on a pre-tax basis and to defer taxation on earnings on funds contributed to the Plan.  The Company makes matching contributions to the Plan.

CERTAIN TRANSACTIONS

The Company leases its corporate and operating facilities at the Little Mountain, North Carolina airport from Little Mountain Airport Associates, Inc. (“Airport Associates”), a corporation whose stock is owned by William H. Simpson, an officer and director of the Company, John J. Gioffre, a director of the Company, the estate of David Clark, of which, Walter Clark, the Company’s chairman and Chief Executive Office, is a co-executor and beneficiary, and Allison Clark, a director, is a beneficiary, three unaffiliated third parties and a former executive officer.  The Company paid aggregate rental payments of $164,268 to Airport Associates pursuant to such lease during the fiscal year ended March 31, 2012.  The lease agreement was recently extended through May 2014 with a monthly rental amount of $14,428.  The lease agreement provides that the Company shall be responsible for maintenance of the leased facilities and for utilities, ad valorem taxes and insurance.  The Company believes that the terms of such leases are no less favorable to the Company than would be available from an independent third party.

PROPOSAL 2 -- RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that the stockholders ratify the appointment of Dixon Hughes Goodman, LLP to serve as the independent registered public accounting firm for the Company and its subsidiary corporations for the fiscal year ending March 31, 2013.  If the stockholders do not ratify this appointment, the Audit Committee will consider other independent registered public accounting firms.

Dixon Hughes Goodman, LLP (formerly known as Dixon Hughes PLLC) has served as the independent registered public accounting firm for the Company since November 17, 2005.  Representatives of Dixon Hughes Goodman, LLP are expected to be present at the annual meeting and will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the proposal to ratify the selection of Dixon Hughes Goodman, LLP as independent auditors for the fiscal year ending March 31, 2013 (Item 2 on the enclosed proxy card).

Audit Committee Pre-approval of Auditor Engagements

It is the policy of the Audit Committee that all audit and permitted non-audit services provided to the Company by its independent registered public accounting firm are approved by the Audit Committee in advance.  In addition, it is the Company’s practice that any invoices not covered by the annual engagement letter that are subsequently submitted by its independent registered public accounting firm are provided to the Chairman of the Audit Committee for approval prior to payment.  The independent auditor, management and the Audit Committee must meet on at least an annual basis to review the plans and scope of the audit and the proposed fees of the independent auditor.

Audit Fees

Fees billed to the Company by its independent registered public accounting firm, Dixon Hughes Goodman, LLP, for each of the past two fiscal years were as follows:

	2012	2011

Audit Fees (1)	$121,000	$116,000
Audit-Related Fees (2)	10,000	10,200
Tax Fees (3)	50,000	50,000
All Other Fees	-	-

(1)
Audit fees consist of fees incurred for professional services rendered for the audit of our annual financial statements and review of the quarterly financial statements that are provided by Dixon Hughes Goodman, LLP in connection with regulatory filings or engagements.

(2)
Audit-related fees relate to professional services rendered that are related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”  Audit-related fees also include fees associated with the audit of the Company’s employee benefit plan.

(3)	Tax fees consist of professional services for tax compliance, tax advice and tax planning.

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process.  The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements as of and for the year ended March 31, 2012.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board AU Section 380, Communication with Audit Committees, as currently in effect.  In addition, the Audit Committee discussed with the independent registered public accounting firm the written disclosures and letter required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence and discussed with them their independence from the Company and its management.  The Audit Committee also has considered whether the independent registered public accounting firm provision of non-audit services to the Company is compatible with their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2012 for filing with the Securities and Exchange Commission.

June 5, 2012

AUDIT COMMITTEE

John J. Gioffre, Chair
Sam Chesnutt
George C. Prill

POTENTIAL STOCKHOLDER PROPOSAL

After the deadline for the submission of stockholder proposals for inclusion in the Company’s proxy statement and accompanying proxy, David E. Stern of 310 Miles Drive, Blue Bell, Pennsylvania 19422 provided notice to the Company of his intention to attend the annual meeting and introduce a proposed resolution for a stockholder vote that requests that the Board of Directors “eliminate” the Stockholder Rights Agreement adopted by the Company on March 26, 2012.  Mr. Stern did not indicate that he intended to solicit proxies with respect to this proposal.

On March 26, 2012, the Company entered into a Stockholder Rights Agreement (the “Rights Agreement”) with American Stock Transfer & Trust Company, LLC, as Rights Agent, and the Board of Directors declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, which dividend was paid to stockholders of record on April 5, 2012.   Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company, par value $1.00 per share (the “Preferred Shares”), at a price of $25.00 per one one-thousandth of a Preferred Share, subject to adjustment.  Under the Rights Agreement, with certain exceptions, if any person or group becomes the beneficial owner of 15% or more of the Company’s common stock, then each Right not beneficially owned by such beneficial owner will entitle its holder to purchase, at the Rights’ then-current exercise price, shares of the Company’s common stock having a market value of twice the Rights’ then-current exercise price.  In addition, with certain exceptions, if, after any person or group has become a beneficial owner of 15% or more of the Company’s common stock, the Company becomes involved in a merger or other business combination, each Right will entitle its holder (other than such 15% or more beneficial owner) to purchase, at the Rights’ then-current exercise price, common shares of the acquiring company having a value of twice the Rights’ then-current exercise price.

The Rights Agreement is designed to protect against potential coercive or abusive takeover techniques and to help ensure that the Company’s stockholders are not deprived of the opportunity to realize full and fair value on their investment.  The Rights Agreement, which was adopted following evaluation and consultation by the Board of Directors with outside legal and financial advisors, is similar to agreements adopted by numerous publicly traded companies, including the 15% triggering ownership level.  The Company filed a Form 8-K report with the Securities and Exchange Commission (the “SEC”) on March 26, 2012 describing the Rights Agreement and the Rights.  That Form 8-K is available on the SEC’s website, www.sec.gov, under the “Filings” tab.

At the time the Board of Directors adopted the Rights Agreement, an investor, AO Partners I, L.P., was aggressively accumulating shares of common stock in market transactions, having increased its common stock ownership level from 5.2% to 10.2% in less than two months.  The investor further indicated to the Company that it did not intend to make a bid to acquire all of the outstanding shares.  The Rights Agreement is intended to deter, among other potentially abusive takeover techniques, a creeping takeover of the Company, in which an investor acquires a controlling interest in the Company’s shares in market or private transactions and does not offer or pay to the stockholders the premium associated with obtaining control.  In such a situation, the Rights Agreement enables the Board of Directors to negotiate an acquisition price available to all stockholders that reflects an appropriate control premium and to deter an effort to obtain control that does not offer the stockholders full value for control.  If and when any proposal to acquire a controlling interest in the Company is made, the Board of Directors has a fiduciary obligation under Delaware corporation law to act in the best interests of the Company and its stockholders.

Under applicable SEC rules, because Mr. Stern submitted notice of his intention to make his proposal after the deadline established under the SEC’s rules for the submission of stockholder proposals for inclusion in the Company’s proxy statement and accompanying proxy and did not indicate that he intended to solicit proxies in favor of the Proposed Stockholder Resolution, the persons named in the accompanying proxy will have authority to vote all shares covered by the proxy on the Proposed Stockholder Resolution in their discretion.  It is the intention of the persons named in the accompanying proxy to vote such proxy against the Potential Stockholder Proposal if it is presented at the annual meeting.

ADDITIONAL INFORMATION

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER OF THE COMPANY, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES ENTITLED TO BE VOTED AT THE MEETING, IF SOLICITED BY WRITTEN REQUEST, A COPY OF THE COMPANY’S 2012 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS.  SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO AIR T, INC., 3524 AIRPORT ROAD, MAIDEN, NORTH CAROLINA 28650,  ATTENTION: MR. JOHN PARRY, SECRETARY.

IN ADDITION, THE COMPANY HAS A DEDICATED WEBSITE AT WWW.AIRT.NET/SHAREHOLDERDIRECT.HTML WHERE IT POSTS ALL ANNUAL MEETING MATERIALS INCLUDING THE ANNUAL REPORT ON FORM 10-K, ANNUAL REPORT AND PROXY STATEMENT.

STOCKHOLDER COMMUNICATIONS

The Board of Directors has established a process for stockholders and other interested parties to communicate with the Board of Directors or a particular director.  Such individual may send a letter to Air T, Inc., Attention: Corporate Secretary, 3524 Airport Road, Maiden, North Carolina 28650. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.”  All such letters should state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary of the Company will circulate the communications (with the exception of commercial solicitations) to the appropriate director or directors.  Communications marked “Confidential” will be forwarded unopened.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2013 MEETING

Proposals by stockholders intended to be presented at the 2013 annual meeting of stockholders must be received by the Company’s Corporate Secretary no later than March 22, 2013 in order to be included in the proxy statement and on the proxy card that will be solicited by the Board of Directors in connection with that meeting.  The inclusion of any proposal will be subject to applicable rules of the SEC.  In addition, the Company’s by-laws establish an advance notice requirement for any proposal of business to be considered at an annual meeting of stockholders, including the nomination of any person for election as director.  In general, written notice must be received by the Company’s Corporate Secretary at the Company’s principal executive office, 3524 Airport Road, Maiden, North Carolina 28650, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting and must contain specified information concerning the matter to be brought before such meeting and concerning the stockholder proposing such a matter.  Accordingly, to be considered at the 2012 annual meeting of stockholders, proposals must be received by the Corporate Secretary no earlier than May 2, 2013 and no later than June 1, 2013.  Any waiver by the Company of these requirements with respect to the submission of a particular stockholder proposal shall not constitute a waiver with respect to the submission of any other stockholder proposal nor shall it obligate the Company to waive these requirements with respect to future submissions of the stockholder proposal or any other stockholder proposal.  Any stockholder desiring a copy of the Company’s by-laws will be furnished one without charge upon written request to the Corporate Secretary at 3524 Airport Road, Maiden, North Carolina 28650.

Individuals appointed as proxies in connection with the annual meeting of stockholders to be held in 2013 will have discretion under applicable SEC rules to vote on any proposal presented at the meeting by a stockholder unless the stockholder gives the Company written notice of the proposal no later than June 1, 2013 and other provisions of the applicable SEC rules are satisfied.

OTHER MATTERS

    The Board of Directors knows of no other matters that may be presented at the meeting.

                   AIR T, INC.

July 20, 2012

[Intentionally left blank.]

[Corporate Logo]

AIR T, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 30, 2012
AND
PROXY STATEMENT

July 20, 2012

ANNUAL MEETING OF STOCKHOLDERS OF

AIR T, INC.

August 30, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and 2012 Annual Report to Stockholders are available at www.airt.net/shareholderdirect.html

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

21030000000000000000 0 083012

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS for terms expiring in 2013.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Walter Clark
- ○ John Parry
- ○ William H. Simpson
- ○ Sam Chesnutt
- ○ Allison T. Clark
- ○ John J. Gioffre
- ○ George C. Prill
- ○ Nicholas J. Swenson
- ○ Dennis A. Wicker
- ○ J. Bradley Wilson

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS AND THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS LISTED ON THE OPPOSITE SIDE OF THIS PROXY AND FOR THE PROPOSAL TO RATIFY THE SELECTION OF DIXON HUGHES GOODMAN LLP UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, IN WHICH CASE IT WILL BE VOTED AS DIRECTED.

The undersigned acknowledges receipt of the Notice of Meeting and Proxy Statement dated July 20, 2012, and revokes all proxies heretofore given by the undersigned.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.